                                                                     EXHIBIT 2.1
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                                    AGREEMENT


                                       AND


                                 PLAN OF MERGER


                                  by and among


                             KONINKLIJKE AHOLD N.V.,


                          AHOLD U.S.A. HOLDINGS, INC.,


                             BEAN ACQUISITION CORP.


                                       and


                                  PEAPOD, INC.



                            dated as of July 16, 2001



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

                          AGREEMENT AND PLAN OF MERGER

                  This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 16, 2001, is by and among Koninklijke Ahold N.V., a public company with limited liability organized and existing under the laws of The Netherlands ("Royal Ahold"), Ahold U.S.A. Holdings, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Royal Ahold ("Parent"), Bean Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and Peapod, Inc., a Delaware corporation (the "Company").


                                    RECITALS


                  WHEREAS, Royal Ahold owns (i) 726,371 shares of Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"), of the Company which were initially convertible into 19,369,873 shares of common stock, par value $0.01 per share (including the preferred stock purchase rights (the "Rights") issued pursuant to the Amended and Restated Stockholders Rights Agreement (the "Rights Agreement"), amended and restated as of October 12, 2000 between the Company and First Chicago Trust Company of New York, a division of Equiserve, as Rights Agent, "Common Stock"), of the Company,
(ii) a warrant to purchase 100,000 shares of Common Stock, (iii) a warrant to purchase 3,566,667 shares of Common Stock, (iv) a warrant to purchase 32,894,270 shares of Common Stock (each of (ii), (iii) and (iv) above, a "Warrant" and collectively, the "Warrants"), and (v) 2,331,917 shares of Common Stock;

                  WHEREAS, the board of directors of the Company (the "Board") has established a special committee of the Board (the "Special Committee") to consider various alternatives in light of the Company's financial condition and the Special Committee, following consideration of various alternatives, requested that Royal Ahold make a proposal to purchase all of the outstanding Common Stock not owned by Royal Ahold;

                  WHEREAS, in response to the Special Committee's request, Parent has proposed that Parent or an Affiliate acquire the remaining Common Stock not owned by Royal Ahold (the "Proposal");

                  WHEREAS, it is proposed that Parent shall cause Purchaser to commence a tender offer (the "Tender Offer") to acquire any and all of the outstanding shares of Common Stock, for an amount equal to $2.15 per share (such amount, or any greater amount per share of Common Stock paid pursuant to the Tender Offer, being hereinafter referred to as the "Offer Price"), net to the seller in cash, upon the terms and subject to the condition provided herein;

                  WHEREAS, the Special Committee has received the opinion of William Blair & Company, L.L.C. ("William Blair"), financial advisor to the Special Committee, that, as of the date hereof, the consideration to be received by the holders of shares of Common Stock (other than Royal Ahold and its Affiliates) pursuant to the Tender Offer and Merger (as defined below) is fair to such holders from a financial point of view;

                  WHEREAS, the Special Committee (i) has determined that it is fair to and in the best interests of the Company and its stockholders (other than Royal Ahold and its Affiliates) to consummate the Tender Offer and the merger of Purchaser with and into the Company, with the Company being the surviving corporation (the "Merger"), upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), (ii) has determined that the Tender Offer, the Merger and this Agreement should be approved and declared advisable by the Board and (iii) has resolved to recommend that the Company's stockholders accept the Tender Offer, tender their shares of Common Stock pursuant thereto and approve and adopt this Agreement and the Merger if submitted for their approval;

                  WHEREAS, based on the unanimous recommendation of the Special Committee, the Board (i) has determined that it is fair to and in the best interests of the Company and its stockholders (other than Royal Ahold and its Affiliates) to consummate the Tender Offer and the Merger upon the terms and subject to the conditions of this Agreement and in accordance with Delaware Law,
(ii) has approved and declared advisable the Tender Offer, the Merger and this Agreement, and (iii) has resolved to recommend that the Company's stockholders accept the Tender Offer, tender their shares of Common Stock pursuant thereto and approve and adopt this Agreement and the Merger if submitted for their approval; and

                  WHEREAS, (i) each of the Executive Board and the Supervisory Board of Royal Ahold and each of the board of directors of Parent and Purchaser have approved this Agreement and (ii) the board of directors of Purchaser has declared this Agreement advisable.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE 1

                                    THE OFFER

                  SECTION 1.01 THE TENDER OFFER. (a) Provided that none of the events set forth in ANNEX A hereto shall have occurred or be existing and provided that this Agreement shall not have been terminated in accordance with
Article 9 hereof , as soon as reasonably practicable (but in no event later than fifteen Business Days from the public announcement of the terms of this Agreement), Parent shall cause Purchaser to commence the Tender Offer. The initial expiration date of the Tender Offer shall be the twentieth Business Day from and after the date the Tender Offer is commenced (the "Initial Expiration Date"). The obligation of Parent to cause Purchaser to commence the Tender Offer and to accept for payment and pay for shares of Common Stock tendered pursuant to the Tender Offer shall be subject only to the conditions set forth in ANNEX A hereto, any of which conditions may be waived by Purchaser in its sole discretion. The conditions to the Tender Offer set forth in ANNEX A are for the sole benefit of Parent and Purchaser and may be asserted by Parent and Purchaser regardless of the circumstances giving rise to any such condition. Purchaser expressly reserves the right to amend or make changes to

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the terms and conditions of the Tender Offer; PROVIDED, HOWEVER, that, without the prior written consent of the Company (expressed in a resolution adopted by both the Special Committee and the Board), Purchaser shall not (i) decrease the Offer Price or change the form of consideration to be paid in the Tender Offer,
(ii) impose any additional conditions to the Tender Offer from those set forth in ANNEX A hereto, or (iii) otherwise amend the Tender Offer in a manner that would adversely affect the holders of shares of Common Stock. The Company agrees that no shares of Common Stock held by the Company will be tendered pursuant to the Tender Offer. Notwithstanding anything in this Agreement to the contrary, without the consent of the Company, Purchaser shall have the right to extend the Tender Offer beyond the Initial Expiration Date in the following events: (i) from time to time if, at the Initial Expiration Date (or extended expiration date of the Tender Offer, if applicable), any of the conditions to the Tender Offer shall not have been satisfied or waived; (ii) for any period required by applicable law or regulation including, without limitation, by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof; (iii) for an aggregate period not to exceed twenty Business Days (for all such extensions), if all of the conditions to the Tender Offer are satisfied or waived but the number of shares of Common Stock validly tendered and not withdrawn is insufficient to result in Purchaser owning at least ninety percent of the then outstanding number of shares of Common Stock on a fully-diluted basis (without giving effect to the exercise of the Warrants); or (iv) pursuant to an amendment to the Tender Offer providing for a "subsequent offering period" not to exceed twenty Business Days to the extent permitted under, and in compliance with, Rule 14d-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Following the satisfaction or waiver of the conditions to the Tender Offer, Parent shall cause Purchaser to accept for payment, in accordance with the terms of the Tender Offer, all shares of Common Stock validly tendered pursuant to the Tender Offer and not withdrawn as soon as it is permitted to do so pursuant to applicable law.

                  (b) Parent shall cause Purchaser to file with the SEC on the date that the Tender Offer is commenced (i) a Tender Offer Statement on Schedule TO (together with any supplements or amendments thereto, the "Schedule TO") which will contain, among other things, the offer to purchase, form of the related letter of transmittal and summary advertisement (together with any supplements or amendments thereto, the "Tender Offer Documents"), and (ii) together with Royal Ahold, Parent and the Company, a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the Tender Offer which shall be filed as a part of the Schedule TO. The Tender Offer Documents shall comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Purchaser with respect to information supplied by the Company in writing for inclusion in the Tender Offer Documents. Each of Parent and Purchaser further agrees to take all steps necessary to cause the Tender Offer Documents to be filed with the SEC and to be disseminated to holders of shares of Common Stock, in each case as and to the extent required by applicable federal securities laws. Each of Parent and Purchaser, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for use in the Tender Offer Documents if and to the extent that it shall have become false and misleading in any material respect and Parent further agrees to cause Purchaser to take all steps necessary to cause the Tender Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of shares of Common Stock, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the opportunity to review the initial Schedule TO before it is filed with the SEC. In addition, Parent and Purchaser agree to provide the Company and its counsel with any comments or other communications that Parent, Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Tender Offer Documents promptly after the receipt of such comments or other communications.

                  SECTION 1.02 COMPANY ACTION. The Company hereby approves of and consents to the Tender Offer. Concurrently with the filing of the Schedule TO, the Company shall file with the SEC and mail to the holders of shares of Common Stock a Solicitation/ Recommendation Statement on Schedule 14D-9 (together with any supplements or amendments thereto, the "Schedule 14D-9"). The
Schedule 14D-9 will set forth, and the Company hereby represents to Parent and Purchaser, that (a) the Special Committee, at a meeting thereof duly called and held, has (i) determined that this Agreement, the Tender Offer and the Merger are fair to and in the best interests of the Company and its stockholders (other than Royal Ahold and its Affiliates); (ii) determined that this Agreement, the Tender Offer and the Merger should be approved and declared advisable by the Board; and (iii) resolved to recommend that the Company's stockholders accept the Tender Offer, tender their shares of Common Stock pursuant thereto and approve and adopt this Agreement and the Merger if submitted for their approval;
(b) the Board, at a meeting duly called and held, has (i) determined that this Agreement, the Tender Offer and the Merger are fair to and in the best interests of the Company's stockholders (other than Royal Ahold and its Affiliates); (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including, without limitation the Tender Offer and the Merger; and (iii) resolved to recommend that the Company's stockholders accept the Tender Offer, tender their shares of Common Stock pursuant thereto and approve and adopt this Agreement and the Merger if submitted for their approval; provided, however, that such recommendation of the Special Committee or the Board, as described in clauses (a) and (b) of this section, may be withdrawn, modified or changed to the extent that the Special Committee or the Board, based on the recommendation of the Special Committee (in each case after receiving the advice of outside nationally recognized legal counsel) reasonably determines in good faith that its fiduciary duties under applicable law require it to take such actions; and
(c) William Blair, the financial advisor to the Special Committee, has delivered to the Special Committee and the Board its written opinion that the consideration to be received by the stockholders of the Company (other than Royal Ahold and its Affiliates) pursuant to each of the Tender Offer and the Merger is fair to such stockholders from a financial point of view. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Purchaser in writing for inclusion in the
Schedule 14D-9. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of shares of Common Stock, in each case as and to the extent required by applicable federal securities laws. Each of the Company, on the one hand, and Parent and Purchaser, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the shares of Common Stock, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given the opportunity to review the initial Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, Purchaser and their counsel with any comments or other communications that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications.

                  SECTION 1.03 STOCKHOLDER LISTS. In connection with the Tender Offer, the Company shall promptly furnish Parent with mailing labels, security position listings of shares of Common Stock held in stock depositories and any available listing or computer file containing the names and addresses of the record holders of shares of Common Stock, each as of the most recent practicable date, and shall promptly furnish Parent with such additional information, including updated lists of stockholders, mailing labels and lists of securities positions and such other information and assistance as Parent or its agents may reasonably request in connection with communicating to the record and beneficial holders of shares of Common Stock with respect to the Tender Offer and the Merger.


                                    ARTICLE 2

                                   THE MERGER

                  SECTION 2.01 THE MERGER. Upon the terms and subject to the conditions set forth in Article 8, and in accordance with Delaware Law, at the Effective Time (as defined below), Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

                  SECTION 2.02 EFFECTIVE TIME; CLOSING. As promptly as practicable and in no event later than the third Business Day following the satisfaction or, if permissible, waiver of the conditions set forth in Article 8 (or such other date as may be agreed in writing by the parties hereto), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger or a certificate of ownership and merger, as appropriate (either, the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of Delaware Law. The term "Effective Time" means the date and time of the filing with the Secretary of State of the State of Delaware of the Certificate of Merger (or such later time as may be agreed upon in writing by the parties hereto and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing (the "Closing") will be held at the principal office of Parent's counsel located at 1155 Avenue of the Americas, New York, NY 10036 (or such other place as the parties hereto may agree).

                  SECTION 2.03 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Purchaser and the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Purchaser and the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                  SECTION 2.04 CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS. (a) At the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with Delaware Law and such Certificate of Incorporation.

                  (b) At the Effective Time, the By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

                  (c) From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of the Company at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.


                                    ARTICLE 3

                           CONVERSION OF COMMON STOCK;
                            EXCHANGE OF CERTIFICATES

                  SECTION 3.01 CONVERSION. At the Effective Time, by virtue of the Merger and without any action on the part of any party hereto or the holders of capital stock of the Company or the Warrants:

                  (a) each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined in Section 3.04, and any shares to be canceled pursuant to Section 3.01(b)) shall be converted into the right to receive the Offer Price in cash (the "Merger Consideration"); and

                  (b) each share of Common Stock and preferred stock and each of the Warrants of the Company held in the treasury of the Company or owned by Royal Ahold or any direct or indirect wholly-owned subsidiary of Royal Ahold or the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto; and

                  (c) each share of common stock, par value $0.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

                  SECTION 3.02 EXCHANGE OF CERTIFICATES. (a) PAYING AGENT. Prior to the Effective Time, Parent shall designate a bank or trust company to act as paying agent in the Merger (the "Paying Agent") and shall deposit or cause Purchaser to deposit with the Paying Agent immediately available funds in an amount sufficient for the payment of the aggregate Merger Consideration upon surrender of Certificates (as hereinafter defined) representing shares of Common Stock converted pursuant to Section 3.01(a) (such funds being hereinafter referred to as the "Exchange Fund").

                  (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record (other than Royal Ahold or any direct or indirect wholly-owned subsidiary of Royal Ahold) of a certificate or certificates that immediately prior to the Effective Time represented shares of Common Stock (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor, and the Paying Agent shall pay, the Merger Consideration for each share of Common Stock formerly evidenced by such Certificate, and such Certificate shall thereupon be canceled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment to the holder of a Certificate that it be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder thereof or shall have established to the satisfaction of the Surviving Corporation that such taxes are not applicable. Until surrendered as contemplated by this Section 3.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration into which the shares theretofore represented by such Certificate shall have been converted pursuant to Section 3.01(a). No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.

                  (c) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed for six (6) months after the Effective Time shall be delivered to Parent, upon demand, and any holders of shares of Common Stock who have not theretofore complied with this Article 3 shall thereafter look only to Parent for payment of the Merger Consideration to which they are entitled, without any interest thereon. Any portion of the Exchange Fund remaining unclaimed as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

                  (d) NO LIABILITY. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Common Stock for any amounts delivered to a public official pursuant to any abandoned property, escheat or similar law.

                  (e) WITHHOLDING RIGHTS. Each of the Surviving Corporation, Parent and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Common Stock such amounts as it is required to deduct and withhold with respect to the making of any payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state or local tax law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Paying Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Paying Agent, as the case may be.

                  (f) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as Parent or the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, without any interest thereon.

                  (g) INVESTMENT OF FUNDS. The Paying Agent shall invest the funds constituting the Exchange Fund as directed by Parent. Any interest or other income resulting from such investment shall be paid to Parent.

                  SECTION 3.03 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed with respect to shares of Common Stock outstanding immediately prior to the Effective Time and there shall be no further registration of transfers of such shares thereafter on the records of the Company. From and after the Effective Time, the holders of shares of Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided in this Agreement or by law.

                  SECTION 3.04 APPRAISAL. Notwithstanding anything in this Agreement to the contrary, each share of Common Stock issued and outstanding immediately prior to the Effective Time and held by a person (a "Dissenting Stockholder") who has not voted in favor of the Merger and who complies with all the requirements of Delaware Law concerning the right of stockholders to seek appraisal of their shares ("Dissenting Shares") shall not be converted as described in this Article 3 but shall instead become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Section 262 of Delaware Law. If, after the Effective Time, such Dissenting Stockholder withdraws his or her demand for appraisal or fails to perfect or otherwise loses his or her right of appraisal, in any case pursuant to Delaware Law, each share of Common Stock of such Dissenting Stockholder shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration (without any interest thereon). The Company shall give Parent prompt notice of any demands received by the Company for appraisal of any shares of Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.


                  SECTION 3.05 TREATMENT OF COMPANY OPTIONS. Except as set forth in Section 3.05 of the Company Disclosure Letter, prior to the date which is two Business Days prior to the Initial Expiration Date, the Board (or, if appropriate, any committee thereof) shall take all actions and shall obtain all necessary consents and releases from all of the holders of all the outstanding stock options and other rights to purchase Common Stock (the "OPTIONS") heretofore granted under any stock option plan of the Company or otherwise (the "STOCK PLANS"), to (i) provide for the cancellation, effective at the Effective Time, subject to the Cash Payment (as defined below), if any, being made, of all Options; (ii) provide for the cancellation, effective at the Effective Time, subject to the cash payments provided for in this Section 3.05 being made, of all rights under the Company's Employee Stock Purchase Plan; (iii) terminate, as of the Effective Time, the Stock Plans, the Company's Employee Stock Purchase Plan and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Affiliate thereof (collectively with the Stock Plans, referred to as the "STOCK INCENTIVE PLANS") and (iv) amend, as of the Effective Time, the provisions of any Plan (as defined in Section 4.12(a) hereof) providing for the issuance, transfer or grant of any capital stock of the Company or any such Affiliate, or any interest in respect of any capital stock of the Company or any such Affiliate, to provide no continuing rights to acquire, hold, transfer or grant any capital stock of the Company or any such Affiliate or any interest in the capital stock of the Company or any such Affiliate. Immediately prior to the Effective Time, each Option, whether or not then vested or exercisable, shall no longer be exercisable for the purchase of shares of Common Stock but shall entitle each holder thereof, in cancellation and settlement therefor, to payments by the Company in cash (subject to any applicable withholding taxes, the "CASH PAYMENT") equal to the product of (x) the total number of shares of Common Stock subject to such Option immediately prior to the Effective Time, whether or not then vested or exercisable, and (y) the excess, if any, of the Merger Consideration over the per share exercise price of such Option, each such Cash Payment to be paid by the Surviving Corporation to each holder of an outstanding Option promptly following the Effective Time. Any then outstanding stock appreciation rights or limited stock appreciation rights issued by the Company or any Affiliate of the Company shall be canceled immediately prior to the Effective Time without any payment therefor. All payroll deductions under the Company's Employee Stock Purchase Plan shall cease and such plan shall terminate at the end of the next "Purchase Period" (as such term is defined in the Company's Employee Stock Purchase Plan), whether such Purchase Period ends subsequent to the date hereof, due to a "Change in Control" (as such term is defined in such plan) or otherwise in accordance with the terms of such plan, and each participant in such plan shall receive from the Company, promptly following the Effective Time and in lieu of any right to purchase shares of Common Stock under such plan at the end of such Purchase Period, an amount, in cash, subject to applicable withholding taxes, equal to the product of the (1) number of shares of Common Stock that could have been purchased under such plan at the end of such Purchase Period, and (2) the Merger Consideration. The Company shall take all steps to ensure that neither it nor any of its Affiliates is or will be bound by any Options, other options, warrants, rights or agreements which would entitle any Person, other than Royal Ahold or its Affiliates, to own any capital stock of the Company or to receive any payment in respect thereof. Notwithstanding any other provision of this Section 3.05 to the contrary, payment of the Cash Payment may be withheld with respect to any Option or right until all necessary consents and releases are obtained.

                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and Purchaser as follows:

                  SECTION 4.01 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary where the failure to be so duly qualified or licensed or in good standing could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (as defined below). As used herein, the term "Material Adverse Effect" means a material adverse change in, or effect on, the business, condition (financial or otherwise), results of operations, assets, liabilities, revenues or earnings of the Company, but shall not include any change, event, effect, occurrence or circumstance arising in connection with or as a result of (i) the announcement or performance of the transactions contemplated by this Agreement, in and of themselves, or (ii) any announcement or other communication of Parent or any Affiliate thereof of the plans or intentions of Parent with respect to any conduct of any business of the Company.

                  SECTION 4.02 AUTHORITY RELATIVE TO THIS AGREEMENT. (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, have been duly authorized by the Board and no other corporate or stockholder proceedings on the part of the Company are required to authorize this Agreement or to consummate the transactions contemplated hereby, other than, with respect to the Merger and to the extent required by Delaware Law, (i) the adoption of this Agreement by the affirmative vote of the holders entitled to cast a majority of the votes represented by the outstanding Common Stock and Series C Preferred Stock and (ii) the filing and recordation of the Certificate of Merger in accordance with Delaware Law. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery hereof by Royal Ahold, Parent and Purchaser) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally and
(ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) (i) The Special Committee has been duly authorized and constituted, (ii) the Special Committee, at a meeting thereof duly called and held on July 13, 2001, (A) determined that this Agreement, the Tender Offer and the Merger are fair to and in the best interests of the Company and its stockholders (other than Royal Ahold and its Affiliates), (B) determined that this Agreement, the Tender Offer and the Merger should be approved and declared advisable by the Board and (C) resolved to recommend that the Company's stockholders accept the Tender Offer, tender their shares of Common Stock pursuant thereto and approve and adopt this Agreement and the Merger if submitted for their approval, and (iii) the Board, at a meeting thereof duly called and held on July 16, 2001, (A) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders (other than Royal Ahold and its Affiliates), (B) approved and declared advisable this Agreement, the Tender Offer and the Merger and (C) resolved to recommend that the Company's stockholders accept the Tender Offer, tender their shares of Common Stock pursuant thereto and approve and adopt this Agreement and the Merger if submitted for their approval.

                  SECTION 4.03 VOTE REQUIRED. The affirmative vote of the holders entitled to cast a majority of the votes represented by the outstanding shares of Common Stock and Series C Preferred Stock is the only vote of holders of any class or series of the Company's capital stock required to approve the Merger and adopt this Agreement under Delaware Law, the Company's Certificate of Incorporation and the Company's By-Laws.

                  SECTION 4.04 STATE TAKEOVER STATUTES; RIGHTS AGREEMENT. The restrictions on business combinations contained in Section 203 of Delaware Law are inapplicable to the Tender Offer, the Merger, this Agreement and the other transactions contemplated by this Agreement. Except as described in the immediately preceding sentence, no other takeover statute or similar statute or regulation of any state is applicable to the Tender Offer, the Merger or this Agreement (including all of the transactions contemplated hereby). Each of the Company and the Board has taken or, prior to commencement of the Tender Offer, will take all actions necessary to render the Rights Agreement inapplicable to the Tender Offer, the Merger, this Agreement and the other transactions contemplated by this Agreement.

                  SECTION 4.05 CAPITALIZATION. The authorized capital stock of the Company consists solely of (a) 100,000,000 shares of Common Stock and (b) 10,000,000 shares of preferred stock. As of the date hereof, of the 100,000,000 shares of Common Stock authorized, (i) 18,054,262 shares of Common Stock are issued and outstanding, (ii) 6,378,443 shares are reserved for issuance pursuant to outstanding options and warrants and existing employee stock plans, (iii) 19,369,873 shares are reserved for issuance upon conversion of the shares of Series C preferred stock and (iv) 36,560,937 shares are reserved for issuance upon exercise of the Warrants. As of the date hereof, of the 10,000,000 shares of preferred stock authorized, (i) 1,000,000 shares have been designated Series A preferred stock, none of which will be issued or outstanding but all of which have been reserved for issuance upon the exercise of rights under the

Rights Agreement (ii) 726,371 shares have been designated Series B preferred stock, none of which are issued and outstanding and (iii) 726,371 shares have been designated Series C preferred stock, 726,371 of which are issued and outstanding. Each share of capital stock of the Company that is issued and outstanding has been and each share of capital stock of the Company issuable upon exercise of Options or warrants or upon conversion of the preferred stock of the Company will be when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable, and is not subject to nor issued in violation of, any preemptive rights. Except for the Warrants and as set forth on Section 4.05 of the Company Disclosure Letter, there are (a) no outstanding or authorized options, warrants, agreements, conversion rights, preemptive rights, other rights, subscriptions, claims of any character, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to shares of capital stock of the Company or pursuant to which the Company is or may become obligated to issue shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, purchase or acquire, any shares of the capital stock of the Company, (b) no restrictions upon the dividends, voting or transfer of any shares of capital stock of the Company pursuant to its Certificate of Incorporation, Bylaws or other governing documents or any agreement or other instruments (other than pursuant to agreements with Royal Ahold or its Affiliates) to which it is a party or by which it is bound (provided that no representation is made with respect to capital stock held by Royal Ahold or its Affiliates), and (c) no shares of Common Stock or Preferred Stock held by the Company in its treasury. The Company has no authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exercisable for or exchangeable into securities the holders of which have the right to vote) on any matter. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or any other capital stock of the Company. These are no voting trusts or other agreements or understandings to which the Company is party with respect to the voting of the capital stock or other equity interest of the Company.

                  SECTION 4.06 INVESTMENTS. Except as set forth in Section 4.06 of the Company Disclosure Letter, the Company owns, directly or indirectly, no capital stock of, or other equity, ownership, proprietary or voting interest in, and has no made no loans or other advances or extensions of credit to, any Person.

                  SECTION 4.07 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Except for (i) applicable requirements of (A) the Exchange Act, (B) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any similar foreign competition laws applicable hereto, (C) any state securities or blue sky laws applicable hereto, (ii) the filing and recordation of the Certificate of Merger, as required by Delaware Law and (D) the Nasdaq National Market, (iii) consents required by Royal Ahold or its Affiliates and
(iv) as set forth in Section 4.07(a) of the Company Disclosure Letter, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby shall require on the part of the Company any filing with, or obtaining of, any permit, authorization, consent or approval of, or any notice to, any court, tribunal, legislative, executive or regulatory authority or agency (a "Governmental Entity"), except for such filings, permits, authorizations, consents, approvals or notices the failure of which to receive, obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material

Adverse Effect and could not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Merger.

                  (b) Except as set forth in Section 4.07(b) of the Company Disclosure Letter, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation of the Company or the By-laws of the Company, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation, suspension, modification or acceleration of any obligation under, or result in the creation of a lien under, any of the terms, conditions or provisions of, or otherwise require the consent or waiver of, or notice to, any other party under, any bond, note, mortgage, indenture, other evidence of indebtedness, guarantee, license, agreement or other contract or instrument ("Contract") to which the Company is a party or by which it or any of its properties or assets is bound, (iii) violate any law, statute, rule, regulation, order, writ, injunction or decree ("Law") applicable to the Company or any of its properties or assets, or (iv) require the Company to repay any existing indebtedness except, in the case of clauses (ii), (iii) and (iv), for any thereof that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and could not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Merger.

                  SECTION 4.08 SEC DOCUMENTS AND FINANCIAL STATEMENTS. (a) The Company has provided to Purchaser copies of (i) the audited balance sheet of the Company as of December 31, 1999 (the "1999 Financials") and December 31, 2000 (the "2000 Financials") together with the related audited statements of operations, stockholders' equity and cash flows for the fiscal years ended December 31, 1999 and 2000, and the notes thereto, accompanied with respect to the 1999 Financials by the opinion of KPMG and with respect to the 2000 Financials by the unqualified opinion of KPMG (collectively, the "Audited Financial Statements") and (ii) the unaudited balance sheet of the Company as of March 31, 2001 together with the related statements of operations, comprehensive loss and cash flows for the period then ended, and the notes thereto (the "2001 Financials" and collectively with the Audited Financial Statements, the "Financial Statements"). The Financial Statements (including the notes thereto) were prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and present fairly in all material respects, the financial position and results of operation of the Company as of December 31, 1999, December 31, 2000 and March 31, 2001 and for the periods then ended.

                  (b) Except as set forth in Section 4.08(b) of the Company Disclosure Letter, the Company has no material claims, liabilities or indebtedness, contingent or otherwise, of any kind whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in the Company's financial statements in accordance with GAAP), except (i) as set forth in the Financial Statements and (ii) liabilities to trade creditors incurred subsequent to March 31, 2001 in the ordinary course of business consistent with past practices not involving borrowings by the Company.

                  (c) Since January 1, 1999, the Company has filed all forms, reports and documents with the SEC (including all exhibits thereto) required under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act or the rules and regulations promulgated thereunder (collectively, the "SEC Documents"), each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act as in effect on the dates so filed. None of the SEC Documents (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Any forms, reports and documents filed by the Company with the SEC subsequent to the date hereof and prior to the Effective Time (collectively, the "Subsequent Filings") will comply in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  SECTION 4.09 ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 4.09 of the Company Disclosure Letter since December 31, 2000, (a) the businesses of the Company have been conducted in the ordinary course of business, consistent with past practice, (b) the Company has taken no action which, if taken after the date hereof, would violate Section 6.01 hereof if taken without the approval of Parent and (c) there has not occurred any event, circumstance or condition which, individually or together with all such events, circumstances or conditions, has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.10 LITIGATION. Except as specifically disclosed in the SEC Documents or set forth in Section 4.10 of the Company Disclosure Letter, there is no action, suit, proceeding, inquiry or investigation pending or, to the knowledge of the Company, threatened against or involving the Company, at law or in equity, by or before any Governmental Entity which (i), as of the date hereof, questions or challenges the validity of this Agreement or which (ii), if adversely determined, could reasonably be expected to result in a Material Adverse Effect or could reasonably be expected to materially impair or delay the ability of the Company to consummate the transactions contemplated hereby.

                  SECTION 4.11 TAXES. Except as set forth in Section 4.11 of the Company Disclosure Letter:

                  (a) The Company has (i) duly and timely filed (or there has been filed on its behalf) with the appropriate Governmental Entities all material Tax Returns (as defined below) required to be filed by it and all such material Tax Returns are true, correct and complete; (ii) duly paid in full (or there has been duly paid on its behalf) all Taxes (as defined below) shown on such Tax Returns that are due and payable; and (iii) made adequate provision, in accordance with GAAP (or adequate provision has been made on its behalf), for the payment of all current Taxes not yet due.

                  (b) The Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has, within the time and the manner prescribed by law, withheld and paid over to the proper Governmental Entities all material amounts required to be so withheld and paid over.

                  (c) The Company has not requested an extension of time within which to file any material Tax Return in respect of a taxable year which has not since been filed and no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to material Taxes or material Tax Returns has been given by or on behalf of the Company.

                  (d) No material federal, state, local or foreign audits, examinations or other administrative court proceedings have been commenced or, to the Company's knowledge, are threatened with regard to any material Taxes or material Tax Returns of the Company. No written notification has been received by the Company that such an audit, examination or other proceeding is pending or threatened with respect to any material Taxes due from or with respect to or attributable to the Company or any material Tax Return filed by or with respect to the Company.

                  (e) The Company is not a party to any agreement, plan, contract or arrangement that could result, separately or in the aggregate, in a payment of any amount that would not be deductible under Section 162(m) of the Code.

                  (f) The Company is not a party to any tax sharing, tax indemnity or other such agreement or arrangement.

                  (g) There are no liens for Taxes upon the assets of the Company except liens for Taxes not yet due and payable.

                  (h) For purposes of this Agreement, "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, value added, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States Internal Revenue Service (the "IRS") or any taxing authority (whether domestic or foreign including any state, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. For purposes of this Agreement, "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

                  SECTION 4.12 EMPLOYEE BENEFIT PLANS. (a) Each employee benefit plan, program, arrangement or agreement, including each "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each stock option, stock appreciation right, restricted stock, stock purchase or incentive or bonus plan, program or agreement (other than any stock option agreement under a stock option or stock incentive plan, forms of which have been delivered to Parent), and each employment or severance agreement, in each case, maintained by the Company, or to which the Company contributes or is required to contribute or is a party is listed in Section 4.12(a) of the Company Disclosure Letter (each, along with any stock option agreement under a stock option or stock incentive plan, a "Plan"; collectively, "Plans"). Except as set forth in Section 4.12(a) of the Company Disclosure Letter, the Company has no commitment, intention or understanding to create any additional employee benefit plan or modify or change any existing Plan (except as required to maintain the tax-qualified status of any Plan intended to qualify under Section 401(a) of the Code).

                  (b) Except as disclosed in the SEC Documents or Section 4.12(b) of the Company Disclosure Letter (i) each Plan is in substantial compliance with applicable law and has been administered and operated in all material respects in accordance with its terms; (ii) each Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code, has received a favorable determination letter regarding its tax-qualified status from the IRS and the Company is not aware of any circumstances that could reasonably be expected to result in the revocation of such letter; (iii) no Plan is covered by Title IV of ERISA or subject to Section 412 of the Code or Section 302 of ERISA, and neither the Company nor any entity that, together with the Company, would be treated as a single employer under Section 414 of the Code, has ever contributed to, or borne any obligation or liability with respect to, any Plan covered or formerly covered by Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA (iv) no Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company for periods extending beyond their retirement or other termination of service, except to the extent required by Part 6 of Sub-title B of Title I of ERISA or Section 4980B of the Code (v) neither the Company nor, to the knowledge of the Company, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Plan that would reasonably be expected to result in the imposition of a penalty pursuant to Section 502 of ERISA, a tax pursuant to Section 4975 of the Code or damages pursuant to Section 409 of ERISA; (vi) there has been no failure of a Plan that is a group health plan (as defined in Section 5000(b)(1) of the Code) to meet the requirements of Section 4980B(f) of the Code with respect to a qualified beneficiary (as defined in Section 4980B(g) of the Code); (vii) there are not pending or, to the Company's knowledge, threatened, claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan or otherwise involving any such Plan (other than routine claims for benefits payable in the ordinary course, and appeals of denied claims); and (viii) except as required to maintain the tax-qualified status of any Plan intended to qualify under Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any Plan (other than any agreement or any term of such Plan requiring the consent of any individual party to such agreement or Plan to an amendment or termination thereof).

                  (c) The Company has heretofore delivered to Parent true and complete copies of each Plan and any amendments thereto, any related trust or other funding vehicle, any summaries required under ERISA or the Code, the most recent annual reports filed with the IRS, and the most recent determination letter received from the IRS with respect to each Plan intended to qualify under
Section 401(a) of the Code.

                  (d) Except as set forth in Section 4.12(d) of the Company Disclosure Letter, the consummation of the transactions contemplated hereby shall not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company to severance pay, unemployment compensation or any other payment or benefit or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                  SECTION 4.13 COMPLIANCE WITH APPLICABLE LAWS. Except as set forth in Section 4.13 of the Company Disclosure Letter, the Company, and its properties, assets and operations, are in compliance in all respects with all applicable statutes, laws, rules, regulations, judgments, decrees, orders, arbitration awards, franchises, permits or licenses or other governmental authorizations or approvals which are applicable to the business and operations of the Company except where the failure to be in such compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and could not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Merger. Except as set forth in Section 4.13 of the Company Disclosure Letter, the Company holds all licenses, franchises, ordinances, authorizations, permits, certificates, variances, exemptions, concessions, leases, rights of way, easements, instruments, orders and approvals, domestic or foreign ("Permits"), required for the ownership of the assets and operation of the businesses of the Company where the failure of which to hold could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Section
4.13 of the Company Disclosure Letter, all Permits of the Company required under any statute, law, rule or regulation of any Governmental Entity are in full force and effect where the failure to be in full force and effect could reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.14 MATERIAL CONTRACTS. (a) Except as set forth in the SEC Documents, the Company is not a party to, or bound by, any Contract which is material to the Company (a "Company Material Contract"). Notwithstanding the foregoing, each of the following Contracts shall be a Company Material Contract and shall be set forth in Section 4.14 of the Company Disclosure Letter:

                  (i) any contracts or agreements under which the Company has any outstanding indebtedness, obligation or liability for borrowed money or the deferred purchase price of property or has the right or obligation to incur any such indebtedness, obligation or liability in excess of $50,000;

                  (ii) any bonds or agreements of guarantee or indemnification in which the Company acts as surety, guarantor or indemnitor with respect to any obligation (fixed or contingent) in excess of $50,000;

                  (iii) any noncompete agreements to which the Company or any Affiliate thereof is a party;

                  (iv)     any partnership and joint venture agreements;

                  (v) any Contract that provides for the payment of any amount or entitles any Person to receive any other benefit or exercise any other right as a result of the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby; and

                  (vi) any Contract with an officer or director of the Company or an Affiliate thereof (other than Royal Ahold and its Affiliates).

                  (b) Except as set forth in Section 4.14(b) of the Company Disclosure Letter, (i) the Company is not in breach of or default under the terms of any Company Material Contract where such breach or default could reasonably be expected to have a Material Adverse Effect and (ii) to the knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default could reasonably be expected to have a Material Adverse Effect. Each Company Material Contract is a valid and binding obligation of the Company and, to the knowledge of the Company, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally and
(ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  SECTION 4.15 ENVIRONMENTAL LAWS. (a) Except as set forth in
Section 4.15(a) of the Company Disclosure Letter, the Company is (i) in compliance in all material respects with all applicable Environmental Laws (as defined below), which compliance includes the possession by the Company of all Permits and other governmental authorizations required under applicable Environmental Laws, and (ii) in compliance with the terms and conditions of such Permits where the failure to be in compliance would result in a material liability or obligation of the Company of any nature, whether or not accrued, contingent or otherwise. Except as set forth in Section 4.15(a) of the Company Disclosure Letter, the Company has not received any communication or written notice, whether from a Governmental Entity, citizens group, employee or otherwise, that alleges that the Company is not in compliance with applicable Environmental Laws, where the failure to be in compliance would result in a material liability or obligation of the Company of any nature, whether or not accrued, contingent or otherwise and, to the best knowledge of the Company after due inquiry, there are no circumstances that may prevent or interfere with such compliance in the future, where the failure to be in compliance would result in a material liability or obligation of the Company of any nature, whether or not accrued, contingent or otherwise.

                  (b) Except as set forth in Section 4.15(b) of the Company Disclosure Letter, there is no Environmental Claim (as defined below) which, if adversely determined, could reasonably be expected to result in a material liability or obligation of the Company, whether or not accrued, contingent or otherwise pending or threatened against the Company or, to the best knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law which, if adversely determined, could reasonably be expected to result in a material liability or obligation of the Company, whether or not accrued, contingent or otherwise.

                  (c) Except as set forth in Section 4.15(c) of the Company Disclosure Letter, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the Release (as defined below) of any Hazardous Materials (as defined below), that could form the basis of any material Environmental Claim (as defined below) against the Company or, to the best knowledge of the Company, against any Person or entity whose liability for any material Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

                  (d) Without in any way limiting the generality of the foregoing, except as set forth in Section 4.15(d) of the Company Disclosure Letter, all underground storage tanks owned, operated, or leased by the Company and which are subject to regulation under the federal Resource Conservation and Recovery Act (or equivalent state or local law regulating underground storage tanks) meet the technical standards prescribed at Title 40 Code of Federal Regulations Part 280 which became effective December 22, 1998 (or any applicable state or local law requirements which are more stringent than such technical standards or which became effective before such date) where the failure to meet such standards or requirements could reasonably be expected to result in a material liability or obligation of the Company, whether or not accrued, contingent or otherwise.

                  (e) The Company has provided to Parent true and correct copies of all material assessments, reports and investigations or audits in the possession of the Company regarding environmental matters pertaining to, or the environmental condition of, any property currently or formerly owned, operated or leased by the Company, or the compliance (or noncompliance) by the Company with any Environmental Laws.

                  (f)      For purposes of this Agreement:

                  (i) "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  (ii) "Environmental Laws" means all federal, interstate, state, local and foreign laws and regulations relating to pollution or protection of human health, safety, or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  (iii) "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, radioactive materials, asbestos, petroleum and petroleum products.

                  (iv) "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, escaping, leaching, disposing or dumping.

                  SECTION 4.16 INTELLECTUAL PROPERTY. The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property (as defined below) used in its businesses, free and clear of any liens, security interests, encumbrances and other adverse claims and without obligation to pay any royalty or other fees with respect thereto, where the failure to own, license or otherwise possess such Intellectual Property could reasonably be expected to result in a Material Adverse Effect and the consummation of the transactions contemplated hereby shall not alter or impair such rights in any material respect. No Intellectual Property has been abandoned, canceled or otherwise compromised which abandonment, cancellation or compromise could reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 4.16 of the Company Disclosure Letter, there are no pending or, to the knowledge of the Company, threatened claims by any Person challenging the use by the Company of any trademarks, trade names, trade dress, service marks, service names, mark registrations, logos, domain names, assumed names, registered and unregistered copyrights, computer programs, software, trade secrets, processes, methods, patents or applications and registrations therefor (together with any goodwill associated with any of the foregoing, collectively, the "Intellectual Property") in their respective operations as currently conducted which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect. The conduct of the business of the Company does not infringe, upon any intellectual property rights or any other proprietary right of any Person, and the Company has not received any written notice from any other Person pertaining to or challenging the Company's right, title or interest in any of the Intellectual Property and to the Company's knowledge there is no valid basis for any such claim. Except as set forth in
Section 4.16 of the Company Disclosure Letter, the Company has not made any claim of a violation or infringement by others of its rights to or in connection with the Intellectual Property used in their respective businesses which violation or infringement could reasonably be expected to have a Material Adverse Effect.
                  SECTION 4.17 LABOR MATTERS. (a) Except as set forth in Section 4.17(a) of the Company Disclosure Letter, there are no labor or collective bargaining agreements to which the Company is a party. To the knowledge of the Company, there is no union organizing effort pending or threatened against the Company. Except as set forth in Section 4.17(a) of the Company Disclosure Letter, there is no labor strike, labor dispute, work slowdown, stoppage or lockout pending or, to the knowledge of the Company, threatened against or affecting the Company, which has had or could reasonably be expected to result in a Material Adverse Effect. Except as set froth in Section 4.17(a) of the Company Disclosure Letter, there is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company, that has had or could reasonably be expected to result in a Material Adverse Effect. The Company is in compliance in all material respects with all applicable laws respecting (i) employment and employment practices,
(ii) terms and conditions of employment and wages and hours, and (iii) unfair labor practice. Except as set forth in Section 4.17(a) of the

Company Disclosure Letter or specifically disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation pending or, to the knowledge of the Company, threatened against or involving the Company, at law or in equity, alleging a violation of applicable laws, rules or regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, or unfair labor practice that has had or could reasonably be expected to result in a Material Adverse Effect.

                  (b) Except as set forth in Section 4.17(b) of the Company Disclosure Letter, no grievance or any arbitration proceeding arising out of or under collective bargaining agreements which could reasonably be expected to have a Material Adverse Effect is pending and no claim therefor exists.

                  (c) As of the date of this Agreement, the Company has no liabilities under the Worker Adjustment and Retraining Notification Act (the "WARN Act") that has had or could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.18 BROKERS OR FINDERS. None of the Company or any of its Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated hereby, except William Blair, whose fees and expenses shall be paid by the Company in accordance with the Company's agreement with such firm. A true and correct copy of the engagement letter between the Company and William Blair has been provided to Parent.


                  SECTION 4.19 OPINION OF FINANCIAL ADVISOR. The Special Committee has received the written opinion of William Blair dated the date of this Agreement to the effect that, as of the date of this Agreement, the consideration to be received by the stockholders of the Company (other than Royal Ahold and its Affiliates) pursuant to each of the Tender Offer and the Merger is fair to such stockholders from a financial point of view and such opinion has not been withdrawn. A copy of such opinion has been delivered to Parent and Purchaser.


                                    ARTICLE 5

                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND PURCHASER

                  Each of Royal Ahold, Parent and Purchaser severally represents and warrants to the Company as follows:

                  SECTION 5.01 ORGANIZATION. Royal Ahold is a public company with limited liability duly organized and validly existing under the laws of the Netherlands. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Royal Ahold, Parent and Purchaser has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

                  SECTION 5.02 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Royal Ahold, Parent and Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereunder. The execution and delivery of this Agreement by Royal Ahold, Parent and Purchaser, and the consummation of the transactions contemplated hereby, have been duly authorized by the Executive Board and Supervisory Board of Royal Ahold and by the respective boards of directors of each of Parent and Purchaser, and by Parent as the sole stockholder of Purchaser, and no other corporate proceeding on the part of Royal Ahold, Parent or Purchaser is required to authorize this Agreement or to consummate the transactions contemplated hereunder, other than the filing and the recordation of the Certificate of Merger in accordance with Delaware Law. This Agreement has been duly executed and delivered by each of Royal Ahold, Parent and Purchaser and (assuming due and valid authorization, execution and delivery hereof by the Company) constitutes a valid and binding agreement of each of Royal Ahold, Parent and Purchaser, enforceable against each of Royal Ahold, Parent and Purchaser in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditor's rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  SECTION 5.03 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Except (i) for applicable requirements of (A) the Exchange Act, (B) the HSR Act and any similar foreign competition laws, and (C) any state securities and blue sky filings applicable hereto, and (ii) for the filing and recordation of the Certificate of Merger, as required by Delaware Law, neither the execution and delivery of this Agreement by Royal Ahold, Parent and Purchaser, nor the consummation by Royal Ahold, Parent and Purchaser of the transactions contemplated hereby, shall require, on the part of Royal Ahold, Parent or Purchaser, any filing with, or obtaining of, any permit, authorization, consent or approval of, any Governmental Entity, except for such filings, permits, authorizations, consents or approvals the failure of which to make or obtain could not reasonably be expected to materially impair the ability of Royal Ahold, Parent or Purchaser to consummate the transactions contemplated hereunder.

                  (b) Neither the execution and delivery of this Agreement by Royal Ahold, Parent or Purchaser, nor the consummation by Royal Ahold, Parent or Purchaser of the transactions contemplated hereunder, shall (i) conflict with or result in a breach of the certificate of incorporation or by-laws of Parent or Purchaser or the comparable governing documents of Royal Ahold, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time, or both) a default under, or give rise to any right of termination, cancellation, suspension, modification or acceleration under, or result in the creation of a lien under, any of the terms, conditions or provisions of, or otherwise require the consent or waiver of, or notice to, any other party under, any material bond note, mortgage, indenture, other evidence of indebtedness, guarantee, license, agreement or other contract or instrument to which Royal Ahold, Parent or Purchaser is a party or by which any of them or any of their respective properties or assets is bound, or (iii) violate any law, statute, rule, regulation, order, writ, injunction or decree applicable to Royal Ahold, Parent or Purchaser, or any of their respective properties or assets except, in the case of clauses (ii) and (iii), for such violations, breaches, defaults or rights which could not reasonably be expected to materially impair the ability of Parent or Purchaser to consummate the transactions contemplated hereby.

                  SECTION 5.04 FINANCING. Parent and Purchaser have or shall have sufficient cash on hand and shall provide, or cause to be provided, at such time or times as such funds are required, to Purchaser or, as the case may be, the Surviving Corporation, sufficient funds to pay the aggregate Tender Offer consideration and the Merger Consideration and to pay any fees and expenses in connection with the transactions contemplated hereby.

                  SECTION 5.05 BROKERS OR FINDERS. None of Parent, Purchaser or any of their respective Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated hereby.


                                    ARTICLE 6

                                    COVENANTS

                  SECTION 6.01 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement or the Effective Time, except as contemplated by this Agreement, unless Parent shall otherwise agree in writing, and except as set forth in Section 6.01 of the Company Disclosure Letter:

                  (a) the Company shall conduct its business only in, and the Company shall not take any action except in, the ordinary course of business, consistent with past practice; and the Company shall use its reasonable best efforts to preserve intact the business organization of the Company, and to maintain (i) the services of the present officers, employees and consultants of the Company and (ii) its existing relations with suppliers, creditors, customers, business associates and others having business dealings with it; and

                  (b) without limiting the generality of the foregoing, the Company shall not take any of the following actions:

                           (i) amend its Certificate of Incorporation or
                  By-Laws;

                           (ii) issue, sell, pledge, dispose of or encumber, or
                  authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class or any other equity interest, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other equity interest in the Company (except for the issuance of shares of Common Stock pursuant to the exercise of Options outstanding on the date hereof);

                           (iii) declare, set aside, make or pay any dividend or
                  other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock or any other equity interest, including any constructive or deemed distributions, and any distribution in connection with the adoption of a shareholders rights plan, or make any other payments to stockholders in their capacity as such;

                           (iv) split, combine or reclassify any of its capital
                  stock or any other equity interest or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any other equity interest;

                           (v) redeem, purchase or otherwise acquire, directly
                  or indirectly, any of its capital stock or any other equity interests;

                           (vi) (A) purchase, acquire, sell, transfer, lease,
                  license, mortgage, encumber or dispose of any material assets;
                  (B) acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof; (C) incur or assume any indebtedness for borrowed money or other liability; (D) modify, amend or terminate any confidentiality agreements, standstill agreements or Company Material Contracts to which the Company is a party or by which it is bound, or waive, release or assign any material rights or claims, other than in the ordinary course of business, consistent with past practice; (E) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, other than in the ordinary course of business, consistent with past practice; (F) make any loans, advances or capital contributions to, or investments in, any other Person; or (G) other than in the ordinary course of business, consistent with past practice, enter into any material commitment, transaction, contract or agreement, including any of the following entered into outside the ordinary course of business
                  (i) any material capital expenditure, (ii) any material contract or agreement outside the ordinary course of business,
                  (iii) any contracts or agreements that cannot be canceled on notice of thirty (30) days or less and (iv) any noncompete agreements or other agreements that limit the ability of the Company to conduct any line of business;

                           (vii) increase the compensation, severance or other
                  benefits payable or to become payable to its directors, officers or employees, other than increases in salary or wages of employees of the Company in accordance with past practice or pursuant to binding commitments made prior to the date hereof, or grant any severance or termination pay (except payments required to be made under the Plans or other obligations existing on the date hereof in accordance with the terms of such obligations) to, or enter into any employment or severance agreement with, any employee of the Company, or establish, adopt, enter into or amend any collective bargaining agreement, Plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except, in each case, as may be required by law;

                           (viii) pay, repurchase, discharge or satisfy any of
                  its material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practice, or pursuant to contractual requirements existing on the date hereof, of claims, liabilities or obligations reflected or reserved against, in, or contemplated by, the financial statements (or the notes thereto) of the Company;

                           (ix) take any action to change accounting policies or
                  procedures or any of its methods of reporting income, deductions or other items for income tax purposes, except as required by a change in GAAP, SEC position or applicable law occurring after the date hereof;

                           (x) approve or authorize any action to be submitted
                  to the stockholders of the Company for approval other than pursuant to this Agreement;

                           (xi) make or change any material election with
                  respect to Taxes, agree or settle any material claim or assessment in respect of Taxes, or agree to an extension or waiver of the limitation period to any material claim or assessment in respect of Taxes;

                           (xii) voluntarily take, or commit to take, any action
                  that would or is reasonably likely to result in any of the conditions to the Tender Offer set forth on ANNEX A or the conditions to the Merger set forth in Article 8 not being satisfied or make any representation or warranty of the Company contained herein that is not qualified as to materiality inaccurate in any material respect, or any representation or warranty that is qualified as to materiality untrue in any respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company, Parent or Purchaser to consummate the transactions contemplated hereunder, in accordance with the terms hereof or materially delay such consummation;

                           (xiii) wind-up or otherwise eliminate the Special
                  Committee; or

                           (xiv) agree, authorize or announce to take any of the
                  actions described in subsections (i) through (xiii) above.

                  SECTION 6.02 NO SOLICITATION OF OTHER OFFERS. During the period commencing on the date of this Agreement and concluding on the earlier of
(a) the Effective Time and (b) the date this Agreement is terminated in accordance with its terms, the Company shall not take (and the Company shall not authorize or permit any of its Affiliates, officers, directors, employees, agents, representatives, consultants, financial advisors, attorneys, accountants, or other agents to so take) any action to, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than the Purchaser (and its Affiliates and representatives), concerning any acquisition of the Company or any purchase of all or any part of the capital stock of the Company (except in satisfaction of the obligations contained in Section 3.05 hereof) or any merger, sale of substantial assets or similar transaction involving the Company; PROVIDED, HOWEVER, that prior to the Effective Time, the Company, in response to an unsolicited proposal from a third-party that did not result from a breach of this Section 6.02 may participate in discussions or negotiations with or furnish information to such third party to the extent that the Special Committee or the Board, based on the recommendation of the Special Committee (in each case after receiving the advice of outside nationally recognized legal counsel), reasonably determines in good faith that its fiduciary duties under applicable law require it to take such actions.

                  SECTION 6.03 ACCESS TO INFORMATION. Until the Effective Time, the Company shall afford to the officers, employees, accountants, counsel and other representatives of Parent, reasonable access during normal business hours to its properties, books, contracts, commitments and records; furnish to Parent all information concerning its business, properties, and personnel as Parent may reasonably request or has reasonably requested; and use reasonable best efforts to make available during normal business hours to the officers, employees, accountants, counsel and other representatives of Parent the appropriate individuals (including management personnel, attorneys, accountants and other professionals) for discussion of the Company's business, properties, prospects and personnel as Parent may reasonably request. Parent agrees to and shall cause its representatives to treat and hold as confidential all information relating to the Company; PROVIDED, HOWEVER, that this sentence shall not apply to (i) any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement and (ii) any information that, in Parent's sole discretion, is required to be disclosed pursuant to any applicable Law.

                  SECTION 6.04 CONSENTS; APPROVALS. The Company, Parent and Purchaser shall each use its commercially reasonable efforts, and cooperate with each other, to obtain as promptly as practicable all consents, waivers, approvals, authorizations or orders and the Company, Parent and Purchaser shall make all filings required in connection with the authorization, execution and delivery of this Agreement by the Company, Parent and Purchaser and the consummation by them of the transactions contemplated hereby.

                  SECTION 6.05 INDEMNIFICATION AND INSURANCE. (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company (the "Covered Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party incurred in connection with any threatened or actual action, suit or proceeding based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, this Agreement or the transactions contemplated hereby, in each case to the fullest extent that a corporation is permitted by law to indemnify its own directors or officers, as the case may be. In the event any such claim, action, suit, proceeding or investigation is brought against any Covered Party, the indemnifying parties shall assume and direct all aspects of the defense thereof, including settlement, and the Covered Party shall cooperate in the defense of any such matter. The Covered Party shall have a right to participate in (but not control) the defense of any such matter with its own counsel and at its own expense. Notwithstanding the right of the indemnifying parties to assume and control the defense of such litigation, claim or proceeding, such Covered Party shall have the right to employ separate counsel and to participate in the defense of such litigation, claim or proceeding, and the indemnifying parties shall bear the fees, costs and expenses of such separate counsel and shall pay such fees, costs and expenses promptly after receipt of an invoice from such Covered Party if (i) the use of counsel chosen by the indemnifying parties to represent such Covered Party would present such counsel with a conflict of interest, (ii) the defendants in, or targets of, any such litigation, claim or proceeding shall have been advised by counsel that there may be legal defenses available to it or to other Covered Parties which are different from or in addition to those available to the indemnifying parties or (iii) the indemnifying parties shall not have employed counsel satisfactory to such Covered Party, in the exercise of the Covered Party's reasonable judgment, to represent such Covered Party within a reasonable time after notice of the institution of such litigation, claim or proceeding. The Covered Parties as a group shall be represented by a single law firm (plus no more than one local counsel in any jurisdiction) with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Covered Parties. Any Covered Party wishing to claim indemnification under this Section 6.05, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent and the Surviving Corporation (but the failure so to notify shall not relieve the indemnifying party from any liability which it may have under this Section 6.05, except to the extent such failure materially prejudices the indemnifying parties). Each Covered Party shall be entitled to the advancement of expenses to the full extent permitted by law in connection with any such action (subject to tendering any undertaking to repay such expenses, to the extent required by applicable law). Notwithstanding the foregoing, in the event that there is any conflict between this Section 6.05(a) and the terms of the Certificate of Incorporation or By-Laws of the Company, the Certificate of Incorporation and/or By-laws, as the case may be, shall prevail.

                  (b) All rights to indemnification, all limitations on liability and all rights to advancement of expenses existing in favor of a Covered Party as provided herein or in the Company's Certificate of Incorporation or By-Laws as in effect as of the date hereof shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six years from the Effective Time to the extent such rights are consistent with applicable law; PROVIDED that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims; PROVIDED FURTHER, that any determination required to be made with respect to whether a Covered Party's conduct complies with the standards set forth under applicable law or the Company's Certificate of Incorporation, or By-Laws, as the case may be, shall be made by independent legal counsel selected by the Covered Party and reasonably acceptable to the Surviving Corporation.

                  (c) In the event that the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 6.05, proper provision shall be made so that such successors, assigns and transferees, as the case may be, assume the obligations set forth in this Section 6.05, and none of the actions described in the foregoing clauses (i) or (ii) shall be taken until such provision is made.

                  (d) For a period of six years after the Effective Time, the Surviving Corporation shall maintain in effect, without any lapses in coverage, policies of directors' and officers' liability insurance (or a "tail" policy) for the benefit of those Persons who are covered by the Company's directors' and officers' liability insurance policies as of the date hereof, providing coverage with respect to matters occurring prior to the Effective Time that is at least equal to the coverage provided under the Company's current directors' and officers' liability insurance policies (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms which are not materially less favorable including, without limitation, policies held by Parent or Royal Ahold) to the extent that such liability insurance can be maintained at an annual cost to the Surviving Corporation of not greater than 200 percent of the premium for the current Company directors' and officers' liability insurance; provided that if such insurance (or "tail" policy) cannot be so maintained at such cost, the Surviving Corporation shall maintain as much of such insurance as can be so maintained at a cost equal to 200 percent of the current annual premiums of the Company for such insurance. The Company represents that the premium for the current Company directors' and officers' liability policy is $75,000.

                  SECTION 6.06 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent and Parent (on behalf of itself and Purchaser) shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event known to it, the occurrence or non-occurrence of which is reasonably likely to cause any representation or warranty of such party contained in this Agreement to be materially untrue or inaccurate, (ii) any failure of the Company or Parent or Purchaser, as the case may be, to comply with or satisfy, or the occurrence or non-occurrence of any event known to it, the occurrence or non-occurrence of which is reasonably likely to cause the failure by such party materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (iii) the occurrence of any other event known to it which would be reasonably likely
(A) to have a Material Adverse Effect or (B) to cause any condition set forth in ANNEX A or Article 8 to be unsatisfied in any material respect at any time prior to the closing of the Tender Offer or the Effective Time, as the case may be; or
(iv) any action, suit, proceeding, inquiry or investigation pending or, to the knowledge of the Company, threatened which questions or challenges the validity of this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 6.07 FURTHER ACTION. Upon the terms and subject to the conditions hereof each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

                  SECTION 6.08 PUBLIC ANNOUNCEMENTS. Parent, Purchaser and the Company shall consult with each other before issuing any press release or making any public statement with respect to this Agreement, the Tender Offer, the Merger or the other transactions contemplated hereunder and shall not issue any such press release or make any such public statement without the prior consent of the other parties, which shall not be unreasonably withheld; PROVIDED, HOWEVER, that any party may, without the prior consent of the others, issue such press release or make such public statement as may, upon the advice of counsel, be required by law or the rules and regulations of the Nasdaq National Market or other securities exchange, in advance of obtaining such prior consent, in which case, the parties shall cooperate to reach mutual agreement as to the language of any such report, statement or press release. Immediately following the execution and delivery of this Agreement, Parent, Purchaser and the Company are each issuing press releases to be mutually agreed upon with respect to this Agreement, the Tender Offer, the Merger and the other transactions contemplated hereunder.

                  SECTION 6.09 RIGHTS AGREEMENT. Prior to July 20, 2001, the Company shall render the Rights Agreement inapplicable to the Tender Offer, the Merger, this Agreement and the other transactions contemplated by this Agreement.


                                    ARTICLE 7

                              ADDITIONAL AGREEMENTS

                  SECTION 7.01 MERGER WITHOUT STOCKHOLDERS' MEETING. If, as a result of the purchase of shares of Common Stock pursuant to the Tender Offer and compliance with the terms of this Section 7.01, Purchaser owns in the aggregate at least 90% of the shares of Common Stock outstanding upon completion of the Tender Offer, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth in Article 8 without a meeting of stockholders of the Company, in accordance with Section 253 of Delaware Law (a "Short-Form Merger").

                  SECTION 7.02 STOCKHOLDER APPROVAL REQUIRED. If required by applicable law in order to consummate the Merger: (a) the Company (acting through the Board in accordance with its Certificate of Incorporation and By-laws and acting as soon as practicable following the acceptance for payment and purchase of shares of Common Stock by Purchaser pursuant to the Tender Offer) shall take all action necessary to seek approval of the Merger and adoption of this Agreement at a duly called and noticed meeting of the stockholders of the Company, which meeting shall be held as promptly as practicable following the consummation of the Tender Offer and the preparation of the Information Statement (as defined in Section 7.02(b)), or by written consent of the stockholders of the Company in lieu of such a meeting. Each of Parent and Purchaser shall vote or grant its consent, as the case may be, with respect to all shares of Common Stock owned by it, to the approval of the Merger and adoption of this Agreement.

                  (b) If required by applicable law in order to consummate the Merger, as promptly as practicable after the acceptance for payment and purchase of shares of Common Stock by Purchaser pursuant to the Tender Offer, (i) Parent, Purchaser and the Company shall cooperate in preparing, and the Company shall cause to be filed with the SEC, a consent solicitation statement or information statement that meets the requirements of the Exchange Act and the regulations promulgated thereunder, including without limitation, Schedules 14C and 13E-3 (together with any amendments thereof or supplements thereto, the "Information Statement") to seek the approval and adoption of this Agreement by the stockholders of the Company. Each of Parent, Purchaser and the Company shall furnish all information as the other parties may reasonably request in connection with such actions and the preparation of the Information Statement.

                  SECTION 7.03 COVENANTS RELATING TO INFORMATION STATEMENT. If an Information Statement is required pursuant to Section 7.02 hereof:

                  (a) The Information Statement shall include the recommendations of the Special Committee and the Board to the stockholders of the Company to approve and adopt this Agreement; PROVIDED, HOWEVER, that the Special Committee and the Board may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Special Committee or the Board based on the recommendation of the Special Committee (in each case after receiving the advice of outside nationally recognized legal counsel) reasonably determined in good faith that its fiduciary duties under applicable law require it to take such actions; provided further that nothing in this section shall affect the Company's obligation to duly call and notice a meeting of the Company's stockholders as contemplated by Section 7.02(a) and to take all actions contemplated by
         Section 7.02(b) (regardless of whether the recommendation of the Special Committee or the Board shall have been withdrawn, modified or changed).

                  (b) No amendment or supplement to the Information Statement will be made by the Company, Parent or Purchaser without the approval of the other parties (such approval not to be unreasonably withheld or delayed). Each of Parent, Purchaser and the Company will advise the other, promptly after it receives notice thereof, of any request by the SEC for amendment of the Information Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  (c) The information supplied by the Company for inclusion in the Information Statement or any other documents to be filed with the SEC in connection with the Merger shall not, at the time the Information Statement is first mailed to the stockholders of the Company or at the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any of its subsidiaries, or their respective officers or directors, should be discovered by the Company which, pursuant to the Securities Act or the Exchange Act, should be set forth in an amendment or a supplement to the Information Statement, the Company shall promptly inform Parent and Purchaser thereof. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

                  (d) The information supplied in writing by Parent and Purchaser for inclusion in the Information Statement or any other documents to be filed with the SEC in connection with the Merger shall not, at the time the Information Statement is first mailed to the stockholders of the Company or at the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or Purchaser, or their respective officers or directors, should be discovered by Parent or Purchaser which, pursuant to the Securities Act or the Exchange Act, should be set forth in an amendment or a supplement to the Information Statement, Parent or Purchaser shall promptly inform the Company thereof. All documents that Parent or Purchaser is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

                                    ARTICLE 8

                            CONDITIONS TO THE MERGER

                  SECTION 8.01 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of Parent, Purchaser and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

                  (a) STOCKHOLDER APPROVAL. If required by Delaware law, this Agreement shall have been approved and adopted by the requisite affirmative vote of the stockholders of the Company in accordance with Delaware Law and the Company's Certificate of Incorporation.

                  (b) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law or executive order or award (whether temporary, preliminary or permanent) (an "Order") that is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (c) PURCHASE OF SHARES. Purchaser shall have purchased shares of Common Stock pursuant to the Tender Offer.



                                    ARTICLE 9

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 9.01 TERMINATION. This Agreement may be terminated and the Tender Offer and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement by the stockholders of the Company, as follows:

                  (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent, Purchaser and the Company (provided that such consent of the Board is approved by the Special Committee);

                  (b) by Parent, Purchaser or the Company if any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law or Order or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Tender Offer or the Merger and such Law, Order or other action shall have become final and nonappealable;

                  (c) by Parent at any time prior to the purchase of shares pursuant to the Tender Offer, if the Special Committee or the Board based on the recommendation of the Special Committee shall have (i) withdrawn, modified or changed, or proposed to withdraw, modify or change, its approval or recommendation of this Agreement, the Tender Offer, the Merger or the other transactions contemplated hereby in any manner which Parent determines to be adverse to Parent, (ii) approved or recommended, or proposed to approve or recommend, the approval or acceptance of, or announced, or proposed to announce, a neutral position with respect to, a proposal from a Person other than Parent or Purchaser with respect to any acquisition of the Company or any purchase of all or any part of the capital stock of the Company (except in satisfaction of the obligations contained in Section 3.05 hereof) or any merger, sale of substantial assets or similar transaction involving the Company or (iii) failed to reaffirm its approval or recommendation of this Agreement, the Tender Offer, the Merger or the other transactions contemplated hereby upon the request of Parent;

                  (d) prior to the purchase of shares pursuant to the Tender Offer, by Parent upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue ("Terminating Company Breach"); provided that, if such Terminating Company Breach is curable by the Company through the exercise of its commercially reasonable efforts and for as long as the Company continues to exercise such commercially reasonable efforts, Parent and Purchaser may not terminate this Agreement under this
         Section 9.01(d);

                  (e) prior to the purchase of shares pursuant to the Tender Offer, by the Company (as agreed to by the Special Committee) upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Purchaser set forth in this Agreement, or if any representation or warranty of Parent or Purchaser shall have become untrue ("Terminating Parent Breach"); provided that, if such Terminating Parent Breach is curable by Parent or Purchaser as the case may be, through the exercise of its commercially reasonable efforts and for as long as Parent or Purchaser, as the case may be, continues to exercise such commercially reasonable efforts, the Company may not terminate this Agreement under this Section 9.01(e);

                  (f) by the Company (as agreed to by the Special Committee) if due to an occurrence or circumstance, not involving a breach by the Company of its obligations hereunder, which would result in a failure to satisfy any of the conditions set forth in ANNEX A hereto or otherwise, Parent shall have failed to commence the Tender Offer within fifteen Business Days following the date of this Agreement, terminated the Tender Offer or permitted the Tender Offer to expire without the purchase of shares of Common Stock thereunder; or

                  (g) by Parent or Purchaser after ninety (90) days after the date hereof, if Parent shall not have theretofore purchased shares of Common Stock pursuant to the Tender Offer solely as a result of a failure of any of the conditions set forth in ANNEX A hereto.

                  The right of any party hereto to terminate this Agreement pursuant to this Section 9.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

                  SECTION 9.02 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 9.01 by Parent or Purchaser, on the one hand, or the Company, on the other hand, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Parent, Sub or the Company, except that Sections 4.18, 5.05, 9.05 and Article 10 and this Section 9.02 shall survive any termination of this Agreement. Nothing in this Section 9.02 shall relieve any party to this Agreement of liability for willful breach of this Agreement.

                  SECTION 9.03 AMENDMENT. To the fullest extent permitted by Delaware Law, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that any such amendment must also be approved by the Special Committee. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 9.04 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of another party hereto, (b) waive any inaccuracy in the representations and warranties of another party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of another party or condition to its own obligations contained herein; PROVIDED, HOWEVER, that, if the Company seeks to make such extension or waiver as provided in clause (a), (b) or (c) above, it must first obtain the approval of the Special Committee. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 9.05 FEES AND EXPENSES. (a) Except as provided in paragraph (b) below, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Tender Offer, the Merger or any other transaction is consummated. "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Information Statement, the solicitation of stockholder approvals and all other matters related to the Tender Offer, the Merger and the other transactions contemplated by this Agreement.


                  (b) If this Agreement is terminated by (i) Parent in accordance with Section 9.01(c) and at such time there is no Terminating Parent Breach, then the Company shall on the day next succeeding the date of such termination or, if earlier, immediately prior to the Company entering into an agreement with respect to an Acquisition Proposal (I) reimburse Parent in immediately available funds for all Expenses of Royal Ahold, Parent and Purchaser and (II) pay to Parent $500,000 in immediately available funds.



                                   ARTICLE 10

                               GENERAL PROVISIONS

                  SECTION 10.01 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Effective Time of the Merger; PROVIDED, that this section shall not limit any agreement which by its terms contemplates performance after the Effective Time or after termination of this Agreement.

                  SECTION 10.02 NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee's location on any Business Day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

                  If to Royal Ahold, Parent or Purchaser:

                  Koninklijke Ahold NV
                  Albert Heijnweg I
                  1507 EH Zaandam, The Netherlands
                  Attention:  Ton van Tielraden, Esq.
                  Facsimile:  (31-75) 659-8366

                  with copies to:

                  White & Case LLP
                  1155 Avenue of the Americas
                  New York, New York 10036

                  Attention:  John M. Reiss, Esq.
                             Oliver C. Brahmst, Esq.
                  Telecopier No.:  212-354-8113

                  If to the Company:

                  Peapod, Inc.
                  9933 Woods Drive
                  Skokie, IL  60077
                  Attention: Andrew Parkinson
                  Facsimile: (847) 583-9495

                  with copies to:

                  Sidley Austin Brown & Wood
                  Bank One Plaza
                  10 South Dearborn Street
                  Chicago, IL  60603
                  Attention: Christine A. Leahy
                  Facsimile: 312-853-7036

                  and

                  Morris, Nichols, Arsht & Tunnell
                  1201 North Market Street
                  Wilmington, DE  19801
                  Attention:  A. Gilchrist Sparks, III, Esq.
                              Jeffrey R. Wolters, Esq.
                  Facsimile:  302-658-3989

                  and to the Special Committee at:

                  Mark VanStekelenburg
                  1101 Neils Fort
                  Greensboro, GA  30642
                  Facsimile: 706-467-2771

                  and

                  Trygve E. Myhren
                  Myhren Media, Inc.
                  280 Detroit Street
                  Suite 200
                  Denver, CO  80206
                  Facsimile: 303-321-9378
                  with copies to:

                  Morris, Nichols, Arsht & Tunnell
                  1201 North Market Street
                  Wilmington, DE  19801
                  Attention:  A. Gilchrist Sparks, III, Esq.
                              Jeffrey R. Wolters, Esq.
                  Facsimile:  302-658-3989

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

                  SECTION 10.03 ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser may assign any of its rights and obligations hereunder to one or more of its Affiliates; PROVIDED, HOWEVER, that no such assignment shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 6.05, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  SECTION 10.04 ENTIRE AGREEMENT. This Agreement, the Company Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior representations, warranties, agreements and understandings among the parties, both written and oral, with respect thereto.

                  SECTION 10.05 GOVERNING LAW; CONSENT TO JURISDICTION. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York (except that the statutory and fiduciary duty law of the State of Delaware shall apply to the extent otherwise applicable to the transactions contemplated by this Agreement) without regard to the principles of conflicts of laws thereof.

                  (b) Each of the parties hereto (i) consents to submit itself to the exclusive personal jurisdiction of any New York state court or any federal court located in the State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

                  SECTION 10.06 COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies of this Agreement each signed by less than all, but together signed by all of the parties hereto. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 10.07 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

                  SECTION 10.08 INTERPRETATION. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. The inclusion of any matters in the Company Disclosure Letter in connection with any representation, warranty, covenant or agreement that is qualified as to materiality or "Material Adverse Effect" shall not be an admission by the Company that such matters is material or would have a Material Adverse Effect.

                  SECTION 10.09 WAIVERS. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. Any term, covenant or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only by a written notice signed by such party expressly waiving such term or condition. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

                  SECTION 10.10 CERTAIN DEFINITIONS. As used in this Agreement:

                  (a) The term "Affiliate," as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

                  (b) A Person shall be deemed to "beneficially" own securities if such Person would be the beneficial owner of such securities under Rule 13d-3 under the Exchange Act, including securities which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time).

                  (c) The term "Business Day" means any day on which commercial banks are open for business in each of New York, New York and Zaandam, The Netherlands other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the laws of the State of New York or the federal laws of the United States or in Zaandam, The Netherlands under the laws of the Netherlands.

                  (d) The term "Person" shall include individuals, corporations, partnerships, trusts, limited liability companies, associations, unincorporated organizations, joint ventures, other entities, groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act), labor unions or Governmental Entity.

                  SECTION 10.11 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent (and only to the extent) of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  SECTION 10.12 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement was not performed in accordance with its specific terms or as otherwise breached and that money damages would not be an adequate remedy for any breach of this Agreement. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court referred to in Section 10.05, this being in addition to any other remedy to which they are entitled at law or in equity or pursuant to this Agreement. In any such action for specific performance, each of the parties shall waive (i) the defense of adequacy of a remedy at law and (ii) any requirement for the securing and posting of any bond.

                  SECTION 10.13 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  SECTION 10.14 EXECUTION. This Agreement may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

                  SECTION 10.15 DATE FOR ANY ACTION. In the event that any date on which any action is required to be taken hereunder by any of the Parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

                  SECTION 10.16 GUARANTEE. Royal Ahold unconditionally guarantees the full payment and performance of the obligations of Parent and Purchaser under this Agreement



                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.


                                        KONINKLIJKE AHOLD N.V.
                                        (But solely for purposes of Section
                                          5.01,  5.02, 5.03 and 10.16)

                                        By: /s/ A.M. Meurs
                                            ------------------------------------
                                            Name:  A.M. Meurs
                                            Title: Executive Vice President




                                        AHOLD U.S.A. HOLDINGS, INC.


                                        By: /s/ A.M. Meurs
                                            ------------------------------------
                                            Name:  A.M. Meurs
                                            Title: Director





                                        BEAN ACQUISITION CORP.



                                        By: /s/ A.M. Meurs
                                            ------------------------------------
                                            Name:  A.M. Meurs
                                            Title: Vice President





                                        PEAPOD, INC.



                                        By: /s/ Marc van Gelder
                                            ------------------------------------
                                            Name:  Marc van Gelder
                                            Title: Chief Executive Officer

                                                                         Annex A


                           ANNEX A TO MERGER AGREEMENT
                         CONDITIONS TO THE TENDER OFFER


                  Notwithstanding any other provision of the Tender Offer, and in addition to (and not in limitation of) Parent's rights to extend and amend the Tender Offer at any time in its sole discretion in accordance with the terms of this Agreement, Parent shall not be required to accept for payment, purchase or pay for, subject to any applicable regulations of the SEC, including Rule 14e-1(c) under the Exchange Act, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered shares of Common Stock (whether or not any shares of Common Stock theretofore have been accepted for payment or paid for pursuant to the Tender Offer), and may terminate the Tender Offer as to any Shares not then paid for, if at any time on or after the date hereof and prior to the time of payment for any such shares of Common Stock, any of the following events shall occur:

                  (a) there shall be threatened, instituted or pending (i) any action or proceeding by any Governmental Entity, domestic or foreign, or (ii) any action or proceeding (other than any action or proceeding which in the good faith judgment of Parent would not have a reasonable prospect of withstanding a summary proceeding to dismiss such action or proceeding) by any other Person, in each case before any Governmental Entity, domestic or foreign, (u) challenging or seeking to, or which could reasonably be expected to, make illegal, impede, delay or otherwise directly or indirectly restrain, prohibit or make materially more costly, in relation to the expected cost thereof, the Tender Offer or the Merger or seeking to obtain damages that are material in relation to the currently expected cost of the Tender Offer and the Merger, (v) seeking to prohibit or materially limit the ownership or operation by Parent or Purchaser of all or any material portion of the business or assets of the Company or to compel Parent or Purchaser to dispose of or hold separately all or any material portion of the business or assets of Parent and its subsidiaries taken as a whole or the Company, or seeking to impose any limitation on the ability of Parent or Purchaser to conduct its business or own such assets, (w) seeking to impose limitations on the ability of Parent or Purchaser effectively to exercise full rights of ownership of the shares of Common Stock, including, without limitation, the right to vote any shares acquired or owned by Parent or Purchaser on all matters properly presented to the Company's stockholders, (x) seeking to require divestiture by Parent or Purchaser of any shares of Common Stock, (y) seeking any material diminution in the benefits expected to be derived by Parent or Purchaser as a result of the transactions contemplated by the Tender Offer or the Merger or (z) otherwise directly or indirectly relating to the Tender Offer or the Merger and which has had or could reasonably be expected to have a Material Adverse Effect or a material adverse effect on Parent or the value of the Common Stock;

                  (b) there shall be any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction proposed, enacted, enforced, promulgated, amended or issued and applicable to or deemed applicable to (i) Parent, Purchaser, the Company or any subsidiary of any of them or (ii) the Tender Offer or the Merger, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign which could reasonably be expected to directly or indirectly, result in any of the consequences referred to in clauses (u) through
(z) of paragraph (a) above;

                                                                         Annex A
                                                                          Page 2

                  (c) any of the representations or warranties made by the Company in this Agreement that are qualified as to materiality shall be untrue or incorrect in any respect or any such representations and warranties that are not so qualified shall be untrue or incorrect in any material respect, except
(i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date;

                  (d) the Company shall have breached or failed in any respect to perform or comply with any obligation, agreement or covenant required by this Agreement to be performed or complied with by it;

                  (e) the Special Committee or the Board shall (i) have withdrawn, modified or changed, or proposed to withdraw, modify or change, its approval or recommendation of this Agreement, the Tender Offer, the Merger or the other transactions contemplated hereby in any manner which Parent determines to be adverse to Parent, (ii) have approved or recommended, or proposed to approve or recommend, the approval or acceptance of, or announced, or proposed to announce, a neutral position with respect to, a proposal from a Person other than Parent or Purchaser with respect to any acquisition of the Company or any purchase of all or any part of the capital stock of the Company or any merger, sale of substantial assets or similar transaction involving the Company or (iii) have failed to reaffirm its approval or recommendation of this Agreement, the Tender Offer, the Merger or the other transactions contemplated hereby upon the request of Parent;

                  (f) the Company, acting through the Board (as agreed to by the Special Committee), Parent and Purchaser shall have agreed that Parent shall terminate the Tender Offer or postpone the acceptance for payment of or payment for shares of Common Stock thereunder;

                  (g) the Agreement shall have been terminated in accordance with its terms; or

                  (h) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any U.S. securities exchange, in any U.S. over-the-counter market or the NASDAQ National Market System, the New York Stock Exchange, Inc. or Euronext (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a market index), (ii) any decline in any of the Dow Jones Industrial Average, the Standard & Poor's Index of 500 Industrial Companies, the New York Stock Exchange Composite Index or the Euronext 100 Index in excess of 20% measured from the close of business on the trading day next preceding the date of the this Agreement (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or the Netherlands, (iv) any material limitation (whether or not mandatory) by any Federal, state or foreign governmental authority or agency on, the extension of credit by banks or other leading institutions, or (v) in the case of any of the foregoing existing at the time of the commencement of the Tender Offer, an acceleration or worsening thereof.

                  The foregoing conditions are for the sole benefit of Parent, Purchaser and their respective Affiliates and may be asserted by Parent or Purchaser, in whole or in part, at any time and from time to time in the sole discretion of Parent or Purchaser.

                                                                         Annex A
                                                                          Page 3

                  The failure by Parent or Purchaser at any time to exercise its rights under any of the foregoing conditions shall not be deemed a waiver of any such rights and each such right shall be deemed an ongoing right which may be asserted at any time or from time to time. Should the Tender Offer be terminated pursuant to any of the foregoing provisions, all tendered shares of Common Stock not theretofore accepted for payment shall forthwith be returned to the tendering stockholders.

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----


ARTICLE 1  THE OFFER..............................................................................................2

         SECTION 1.01  The Tender Offer...........................................................................2
         SECTION 1.02  Company Action.............................................................................4
         SECTION 1.03  Stockholder Lists..........................................................................5

ARTICLE 2  THE MERGER.............................................................................................5

         SECTION 2.01  The Merger.................................................................................5
         SECTION 2.02  Effective Time; Closing....................................................................5
         SECTION 2.03  Effect of the Merger.......................................................................5
         SECTION 2.04  Certificate of Incorporation; By-laws; Directors and Officers..............................6

ARTICLE 3  CONVERSION OF COMMON STOCK;
                         EXCHANGE OF CERTIFICATES.................................................................6

         SECTION 3.01  Conversion.................................................................................6
         SECTION 3.02  Exchange of Certificates...................................................................7
         SECTION 3.03  Stock Transfer Books.......................................................................8
         SECTION 3.04  Appraisal..................................................................................8
         SECTION 3.05  Treatment of Company Options...............................................................9

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................10

         SECTION 4.01  Organization..............................................................................10
         SECTION 4.02  Authority Relative to this Agreement......................................................10
         SECTION 4.03  Vote Required.............................................................................11
         SECTION 4.04  State Takeover Statutes; Rights Agreement.................................................11
         SECTION 4.05  Capitalization............................................................................11
         SECTION 4.06  Investments...............................................................................12
         SECTION 4.07  No Conflict; Required Filings and Consents................................................12
         SECTION 4.08  SEC Documents and Financial Statements....................................................13
         SECTION 4.09  Absence of Certain Changes................................................................14
         SECTION 4.10  Litigation................................................................................14
         SECTION 4.11  Taxes.................................................................................... 14
         SECTION 4.12  Employee Benefit Plans....................................................................15
         SECTION 4.13  Compliance with Applicable Laws...........................................................16
         SECTION 4.14  Material Contracts........................................................................17
         SECTION 4.15  Environmental Laws........................................................................18
         SECTION 4.16  Intellectual Property.....................................................................19


                                                            (i)


         SECTION 4.17  Labor Matters.............................................................................20
         SECTION 4.18  Brokers or Finders........................................................................21
         SECTION 4.19  Opinion of Financial Advisor..............................................................21

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF
                         PARENT AND PURCHASER....................................................................21

         SECTION 5.01  Organization..............................................................................21
         SECTION 5.02  Authority Relative to this Agreement......................................................21
         SECTION 5.03  No Conflict; Required Filings and Consents................................................22
         SECTION 5.04  Financing.................................................................................22
         SECTION 5.05  Brokers or Finders........................................................................22

ARTICLE 6  COVENANTS.............................................................................................23

         SECTION 6.01  Conduct of Business by the Company Pending the Merger.....................................23
         SECTION 6.02  No Solicitation of Other Offers...........................................................25
         SECTION 6.03  Access to Information.....................................................................25
         SECTION 6.04  Consents; Approvals.......................................................................26
         SECTION 6.05  Indemnification and Insurance.............................................................26
         SECTION 6.06  Notification of Certain Matters...........................................................28
         SECTION 6.07  Further Action............................................................................28
         SECTION 6.08  Public Announcements......................................................................28

ARTICLE 7  ADDITIONAL AGREEMENTS.................................................................................29

         SECTION 7.01  Merger Without Stockholders' Meeting......................................................29
         SECTION 7.02  Stockholder Approval Required.............................................................29
         SECTION 7.03  Covenants Relating to Information Statement...............................................29

ARTICLE 8  CONDITIONS TO THE MERGER..............................................................................31

         SECTION 8.01  Conditions to the Obligations of Each Party...............................................31

ARTICLE 9  TERMINATION, AMENDMENT AND WAIVER.....................................................................31

         SECTION 9.01  Termination...............................................................................31
         SECTION 9.02  Effect of Termination.....................................................................33
         SECTION 9.03  Amendment.................................................................................33
         SECTION 9.04  Waiver....................................................................................33
         SECTION 9.05  Fees and Expenses.........................................................................33

ARTICLE 10  GENERAL PROVISIONS...................................................................................34

         SECTION 10.01  Nonsurvival of Representations, Warranties and Agreements................................34
         SECTION 10.02  Notices..................................................................................34
         SECTION 10.03  Assignment; Binding Effect...............................................................35


                                                            (ii)

         SECTION 10.04  Entire Agreement.........................................................................36
         SECTION 10.05  Governing Law; Consent to Jurisdiction...................................................36
         SECTION 10.06  Counterparts.............................................................................36
         SECTION 10.07  Headings.................................................................................36
         SECTION 10.08  Interpretation...........................................................................36
         SECTION 10.09  Waivers..................................................................................37
         SECTION 10.10  Certain Definitions......................................................................37
         SECTION 10.11  Severability.............................................................................37
         SECTION 10.12  Enforcement of Agreement.................................................................38
         SECTION 10.13  Waiver of Jury Trial.....................................................................38
         SECTION 10.14  Execution................................................................................38
         SECTION 10.15  Date for any Action......................................................................38
         SECTION 10.16  Guarantee................................................................................38






                                                            (iii)